Exhibit 23.2




CONSENT OF INDEPENDENT AUDITORS


We consent to the use of our reports dated January 24, 1994, appearing in the Annual Report on Form 10-K of The Pittston
Company as of December 31, 1993, incorporated by reference in this Registration Statement on Form S-8.

Our reports refer to a change in the method of accounting for capitalizing subscriber installation costs in 1992 and changes in the methods of accounting for postretirement benefits other than pensions and accounting for income taxes in 1991.





                                          KPMG Peat Marwick




Stamford, Connecticut
May 10, 1994